EXHIBIT 3.48

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF

INPHYNET CONTRACTING SERVICES, INC.

I.

The name of the corporation is InPhyNet Contracting Services, Inc.

II.

The Articles of Incorporation of the corporation are hereby amended by deleting Article VIII in its entirety and substituting the following in lieu thereof:

THIS CORPORATION SHALL HAVE THREE (3) DIRECTORS. THE NUMBER OF DIRECTORS MAY BE EITHER INCREASED OR DECREASED FROM TIME TO TIME BY THE BYLAWS.

THE NAMES AND ADDRESSES OF THE DIRECTORS ARE:

JERE B. CREED	J. CLIFFORD FINDEISS, M.D.	GEORGE W. McCLEARY, JR.
1200 S. PINE ISLAND ROAD	1200 S. PINE ISLAND ROAD	1200 S. PINE ISLAND ROAD
SUITE 600	SUITE 600	SUITE 600
PLANTATION, FL 33324	PLANTATION, FL 33324	PLANTATION, FL 33324

IN WITNESS WHEREOF, these Articles of Amendment have been executed this 21st day of December, 2000.

The amendment was adopted by unanimous consent by the board of directors.

These Articles of Amendment are made effective as of the 12 day of March, 1999.

INPHYNET CONTRACTING SERVICES, INC.

By:	/s/ Michael Hatcher
Michael Hatcher
Its:	Secretary, Director

INPHYNET CONTRACTING SERVICES, INC.

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

Pursuant to Section 607.1001, 607.1003, and 607.1006 of the Florida Statutes, INPHYNET CONTRACTING SERVICES, INC., a Florida corporation (the “Corporation”), hereby adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation INPHYNET CONTRACTING SERVICES, INC.

2. Article V of the Corporation’s Articles of Incorporation is hereby deleted in its entirety.

3. The aforesaid Amendment to the Articles of Incorporation of INPHYNET CONTRACTING SERVICES, INC. was adopted and approved by an action by written consent of the directors and sole shareholder of the Corporation on the 11th day of March, 1999, with the unanimous vote of the directors and all votes of the shares of stock of the Corporation being voted in favor of such Amendment. Such vote was sufficient for approval of this Amendment.

IN WITNESS WHEREOF, the undersigned Corporation has caused this Articles of Amendment to the Articles of Incorporation to be signed by its duly authorized officer as of this 11th day of March, 1999.

INPHYNET CONTRACTING SERVICES, INC.,
a Florida corporation

By:	/s/ Sara J. Finley
Sara J. Finley, Vice President & Secretary

Prepared by: J. Andrew Hagan, Esq.

Foley & Landner

111 N. Orange Ave., Suite 1800

Phone: (407) 423-7656

FL Bar #: 0973343

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF

EMSA CONTRACTING SERVICES, INC.

I.

The name of the corporation is EMSA Contracting Services, Inc.

II.

The Articles of Incorporation of the corporation are hereby amended by deleting Article I in its entirety and substituting the following in lieu thereof:

“ARTICLE I

The name of the corporation shall be InPhyNet Contracting Services, Inc.”

III.

The amendment was duly adopted by the Board of Directors on March 4, 1999.

IV.

The amendment was duly adopted by the sole shareholder on March 4, 1999.

IN WITNESS WHEREOF, these Articles of Amendment have been signed as of this 4th day of March, 1999.

EMSA CONTRACTING SERVICES, INC.

By:	/s/ Sara J. Finley
Name:	Sara J. Finley
Title:	Vice President and Secretary